UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2014

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

598 Gibraltar Drive

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 263-2022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

On January 28, 2014, the Board of Directors (the “Board”) of Gigamon Inc. (the “Company”) elected Paul J. Milbury to serve as a member of the Board, effective immediately. Mr. Milbury will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2016. In addition, Mr. Milbury was appointed as a member of the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Milbury will replace Corey Mulloy on the Audit Committee. Mr. Mulloy will continue to serve on the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Mr. Milbury, age 65, served as vice president of operations and chief financial officer of Starent Networks, Corp., a provider of mobile network solutions, from January 2007 until its acquisition by Cisco Systems, Inc., a networking and telecommunications company, in December 2009. From December 2009 to July 2010, Mr. Milbury played a key role in integrating Starent Networks into Cisco to create the Mobile Internet Technology Group. From December 2000 to March 2007, Mr. Milbury served as vice president and chief financial officer of Avid Technology, Inc., a digital media creation, management and distribution solutions company. Mr. Milbury currently serves on the board of directors of Infinera Corporation, an optical networking equipment provider. Mr. Milbury also serves on the boards of directors of several privately-held companies. Mr. Milbury holds a B.B.A. in business and economics and an M.B.A. from the University of Massachusetts, Amherst.

In connection with his election to the Board, the Company entered into an offer letter with Mr. Milbury, pursuant to which Mr. Milbury was granted an option to purchase 33,040 shares of the Company’s common stock, equal to 0.106% of the Company’s then outstanding common stock, with a $30.01 exercise price per share based on the closing price of the Company’s common stock on January 28, 2014. The option will vest in equal annual installments over a three-year period following Mr. Milbury’s appointment to the Board, subject to Mr. Milbury’s continued service on the Board on each applicable vesting date. The option is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related option agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Milbury is also entitled to additional cash and equity compensation for his service on the Board and its committees.

Mr. Milbury also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-182662) filed with the Securities and Exchange Commission on May 29, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, between the Company and Paul J. Milbury, dated January 10, 2014

10.2*	Form of Indemnification Agreement between the Company and its directors and officers

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Duston M. Williams
Duston M. Williams Chief Financial Officer

Date: January 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, between the Company and Paul J. Milbury, dated January 10, 2014

10.2*	Form of Indemnification Agreement between the Company and each of its directors and officers

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.